As filed with the Securities and Exchange Commission on December 27, 2017

Registration No. 333-182662

Registration No. 333-191581

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-1 Registration Statement 333-182662

Form S-1 Registration Statement 333-191581

UNDER

THE SECURITIES ACT OF 1933

Gigamon Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3963351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3300 Olcott Street

Santa Clara, California 95054

(408) 831-4000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Paul A. Hooper

Chief Executive Officer

Gigamon Inc.

3300 Olcott Street

Santa Clara, California 95054

(408) 831-4000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Effective December 27, 2017, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 26, 2017 (“Signing Date”), by and among Ginsberg Holdco, Inc., a Delaware corporation (“Newco”), Ginsberg Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Newco (“Merger Sub”), and Gigamon Inc., a Delaware corporation (the “Registrant”), Merger Sub merged with and into the Registrant (the “Merger”), the separate corporate existence of Merger Sub thereupon ceased and the Registrant continued as the surviving corporation of the Merger and a wholly owned subsidiary of Newco .

In connection with the Merger, Registrant has terminated all offerings of its securities pursuant to the Registration Statement on Form S-1 (File No. 333-182662), as amended, and the Registration Statement on Form S-1 (File No. 333-191581), as amended (each a “Registration Statement”, and collectively, the “Registration Statements”).

These Post-Effective Amendments are being filed solely for the purpose of deregistering any and all securities registered under the Registration Statements that remain unsold. The Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration all securities of the Registrant registered but unsold under the Registration Statements, if any.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 27, 2017.

GIGAMON INC.

By:	/s/ Paul A. Hooper
Paul A. Hooper
Chief Executive Officer

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.